Exhibit 2
NIS Group CO., LTD. (8571)
Monthly Data for September 2006
The figures herein are based on Japanese-GAAP, are unaudited and may be subject to revision.

NIS Group’s Main Operating Assets
(amount in thousands of yen)

	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07
Total assets for SMEs	198,480,786	203,556,150	216,686,054	226,950,655	224,336,530	238,932,259

*	Assets for SMEs are the sum of the assets below less total loans to consumers, purchased loans receivable and real estate for sale.

	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07
Total number of accounts	81,438	80,899	80,153	79,355	78,717	75,768
Total loans to business owners	44,739	44,464	44,055	43,777	43,590	42,132
Small business owner loans	24,485	24,337	24,159	24,025	23,907	23,198
Business Timely loans	17,179	17,206	17,114	17,145	17,121	16,336
Secured loans	701	723	753	758	778	779
Notes receivable	2,374	2,198	2,031	1,849	1,784	1,819
Total loans to consumers	36,699	36,435	36,096	35,578	35,127	33,636
Wide loans	27,321	26,976	26,592	26,164	25,763	25,014
Consumer loans	9,378	9,459	9,504	9,414	9,364	8,622
(amount in thousands of yen)

	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07
Total loans receivable	220,621,130	225,335,500	237,107,375	246,111,628	242,023,268	254,200,835
Total loans to business owners	177,207,008	182,453,046	192,963,004	204,374,032	201,003,557	214,998,536
Small business owner loans	64,835,006	64,215,134	64,282,372	64,487,679	65,022,681	64,425,224
Business Timely loans	25,394,619	25,715,112	25,757,876	25,850,363	25,908,932	24,918,988
Secured loans	84,794,557	90,579,435	103,020,721	112,396,163	108,407,227	123,971,120
Notes receivable	2,182,825	1,943,364	1,802,034	1,639,826	1,664,715	1,683,202
Total loans to consumers	43,414,122	42,882,454	42,244,370	41,737,595	41,019,710	39,202,298
Wide loans	40,412,835	39,854,879	39,211,996	38,755,652	38,064,488	36,477,650
Consumer loans	3,001,286	3,027,574	3,032,374	2,981,943	2,955,221	2,724,648

*	Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.
(amount in thousands of yen)

	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07
Assets held for leases and installment loans	9,453,524	9,239,140	9,562,155	9,993,409	10,588,509	10,981,486

*	Assets held for leases and installment loans are mainly assets of NIS Lease Co., Ltd.

*	Installment loans represent the amounts of total installment loans less the amounts of unrealized revenue from installment loans.
(amount in thousands of yen)

	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07
Purchased loans receivable and real estate for sale	30,058,095	30,156,162	30,578,222	31,464,057	31,300,294	39,664,628

*	Purchased loans receivable and real estate for sale are mainly assets of Nissin Servicer Co., Ltd.
(amount in thousands of yen)

	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07
Guaranteed borrowingss outstanding	11,820,000	11,863,000	12,260,000	12,583,000	12,774,000	12,952,000
Sanyo Club	6,926,000	7,019,000	7,133,000	7,257,000	7,349,000	7,458,000
Shinsei Business Finance	3,043,000	2,976,000	2,893,000	2,833,000	2,767,000	2,634,000
Chuo Mitsui Finance Service	744,000	831,100	1,244,000	1,339,000	1,351,000	1,351,000
Accounts receivable guaranteed	1,105,000	1,036,000	989,000	1,152,000	1,305,000	1,305,000

*	Amounts for guaranteed borrowings outstanding include accrued interest and are rounded down to the nearest million yen.

Trend in Number of Applications, Number of Approvals and Approval Ratio by Product

	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07	Total
Small business owner loans
Applications	1,277	1,436	1,328	1,513	1,584	1,401							8,539
Approvals	252	270	288	270	291	219							1,590
Approval ratio	19.73%	18.80%	21.69%	17.85%	18.37%	15.63%							18.62%
Business Timely loans
Applications	1,471	1,348	1,239	1,214	1,251	1,175							7,698
Approvals	1,018	925	866	838	766	765							5,178
Approval ratio	69.20%	68.62%	69.90%	69.03%	61.23%	65.11%							67.26%
Secured loans
Applications	167	162	164	194	265	234							1,186
Approvals	57	55	64	39	66	52							333
Approval ratio	34.13%	33.95%	39.02%	20.10%	24.91%	22.22%							28.08%
Notes receivable
Applications	42	71	79	63	41	65							361
Approvals	33	50	56	23	31	42							235
Approval ratio	78.57%	70.42%	70.89%	36.51%	75.61%	64.62%							65.10%
Wide loans
Applications	4,485	5,896	4,099	3,982	4,783	3,513							26,758
Approvals	259	274	259	213	228	186							1,419
Approval ratio	5.77%	4.65%	6.32%	5.35%	4.77%	5.29%							5.30%
Consumer loans
Applications	1,305	2,029	2,321	2,379	2,023	2,166							12,223
Approvals	349	355	349	305	181	196							1,735
Approval ratio	26.74%	17.50%	15.04%	12.82%	8.95%	9.05%							14.19%

*	The figures include applications and approvals through tie-up companies.

*	The number of approvals of Business Timely and consumer loans includes the number of approved cardholders, which includes credit lines with zero balances.

*	Figues are of non-consolidete bases, and exclude business results of Aprek Co., Ltd..

Newly Contracted Accounts and Loan Amounts by Application Channel

September 2005	(amount in thousands of yen)

	Small business owner loans		Business Timely loans		Secured loans		Notes receivable		Wide loans		Consumer loans		Total
Application channel	Number of accounts	Loans receivable	Number of accounts	Loans receivable	Number of accounts	Loans receivable	Number of accounts	Loans receivable	Number of accounts	Loans receivable	Number of accounts	Loans receivable	Number of accounts	Loans receivable
OEM channels	55	229,600	221	247,751	0	0	1	3,000	1	3,000	18	5,250	296	488,601
Other	206	1,422,230	213	236,521	24	4,889,200	5	12,625	337	1,366,774	261	69,712	1,046	7,997,063

Total	261	1,651,830	434	484,273	24	4,889,200	6	15,625	338	1,369,774	279	74,962	1,342	8,485,665

September 2006	(amount in thousands of yen)

	Small business owner loans		Business Timely loans		Secured loans		Notes receivable		Wide loans		Consumer loans		Total
Application channel	Number of accounts	Loans receivable	Number of accounts	Loans receivable	Number of accounts	Loans receivable	Number of accounts	Loans receivable	Number of accounts	Loans receivable	Number of accounts	Loans receivable	Number of accounts	Loans receivable
OEM channels	36	205,200	132	182,572	1	5,000	0	0	0	0	10	2,678	179	395,451
Other	183	2,057,970	290	337,547	51	19,047,500	42	51,359	186	534,940	173	45,205	925	22,074,522

Total	219	2,263,170	422	520,119	52	19,052,500	42	51,359	186	534,940	183	47,884	1,104	22,469,973

*	“OEM channels” represent referrals from Sanyo Club Co., Ltd., Shinsei Business Finance Co., Ltd., Gulliver International Co., Ltd., USEN Corp. and Chuo Mitsui Finance Service Co., Ltd..
Month-End Number of Accounts and Balance of Loans Receivable by Application Channel

September 2005	(amount in thousands of yen)

	Small business owner loans		Business Timely loans		Secured loans		Notes receivable		Wide loans		Consumer loans		Total
Application channel	Number of accounts	Loans receivable	Number of accounts	Loans receivable	Number of accounts	Loans receivable	Number of accounts	Loans receivable	Number of accounts	Loans receivable	Number of accounts	Loans receivable	Number of accounts	Loans receivable
OEM channels	1,751	5,588,436	5,204	8,217,197	11	82,618	5	9,847	10	20,636	1,216	379,332	8,197	14,298,069
Other	21,625	53,048,090	12,313	15,475,897	421	28,885,581	93	143,669	29,440	44,424,236	8,086	2,576,390	71,978	144,553,865

Total	23,376	58,636,526	17,517	23,693,095	432	28,968,200	98	153,516	29,450	44,444,873	9,302	2,955,723	80,175	158,851,935

September 2006	(amount in thousands of yen)

	Small business owner loans		Business Timely loans		Secured loans		Notes receivable		Wide loans		Consumer loans		Total
Application channel	Number of accounts	Loans receivable	Number of accounts	Loans receivable	Number of accounts	Loans receivable	Number of accounts	Loans receivable	Number of accounts	Loans receivable	Number of accounts	Loans receivable	Number of accounts	Loans receivable
OEM channels	1,805	5,175,584	5,553	10,151,907	13	68,263	1	3,285	10	18,447	1,051	300,921	8,433	15,718,410
Other	18,923	49,522,806	10,783	14,767,081	642	117,265,910	135	215,338	25,004	36,459,203	7,571	2,423,727	63,058	220,654,066

Total	20,728	54,698,390	16,336	24,918,988	655	117,334,173	136	218,624	25,014	36,477,650	8,622	2,724,648	71,491	236,372,476

*	Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

*	“OEM channels” represent referrals from Sanyo Club Co., Ltd., Shinsei Business Finance Co., Ltd., Gulliver International Co., Ltd., USEN Corp. and Chuo Mitsui Finance Service Co., Ltd.

Delinquent Loans by Default Days as of September 30, 2004, 2005 and 2006

Sptember 30, 2004	(amount in thousands of yen)

	44-66days overdue		67-96days overdue		97days or more overdue		Total
	Amount	%	Amount	%	Amount	%	Amount	%	Loans receivable
Small business owner loans	488,996	0.86	281,673	0.50	1,887,217	3.32	2,657,887	4.68	56,834,540
Business Timely loans	222,813	1.16	1,808	0.01	5,357	0.03	229,980	1.20	19,198,803
Secured loans	5,440	0.05	8,894	0.09	109,317	1.07	123,652	1.20	10,263,468
Notes receivable	13,558	7.52	2,176	1.21	0	0.00	15,734	8.73	180,325
Wide loans	419,144	0.80	304,564	0.58	1,421,668	2.70	2,145,378	4.08	52,644,508
Consumer loans	27,817	1.17	396	0.02	771	0.03	28,985	1.22	2,374,733

Total	1,177,770	0.83	599,514	0.42	3,424,333	2.42	5,201,618	3.68	141,496,379

September 30, 2005	(amount in thousands of yen)

	44-66days overdue		67-96days overdue		97days or more overdue		Total
	Amount	%	Amount	%	Amount	%	Amount	%	Loans receivable
Small business owner loans	358,847	0.61	360,062	0.61	1,953,260	3.33	2,672,170	4.56	58,636,526
Business Timely loans	265,843	1.12	2,790	0.01	3,926	0.02	272,559	1.15	23,693,095
Secured loans	4,143	0.01	0	0.00	453,491	1.57	457,634	1.58	28,968,200
Notes receivable	5,000	3.26	0	0.00	14,236	9.27	19,236	12.53	153,516
Wide loans	327,655	0.74	212,537	0.48	1,015,716	2.29	1,555,908	3.50	44,444,873
Consumer loans	46,103	1.56	480	0.02	399	0.01	46,983	1.59	2,955,723

Total	1,007,593	0.63	575,870	0.36	3,441,030	2.17	5,024,494	3.16	158,851,935

September 30, 2006	(amount in thousands of yen)

	44-66days overdue		67-96days overdue		97days or more overdue		Total
	Amount	%	Amount	%	Amount	%	Amount	%	Loans receivable
Small business owner loans	72,880	1.33	514,322	0.94	2,791,835	5.10	4,035,038	7.38	54,698,390
Business Timely loans	329,393	1.32	8,407	0.03	7,277	0.03	345,078	1.38	24,918,988
Secured loans	9,369	0.01	12,484	0.01	1,013,633	0.86	1,035,487	0.88	117,334,173
Notes receivable	7,000	3.20	7,000	3.20	18,469	8.45	32,469	14.85	218,624
Wide loans	350,187	0.96	212,049	0.58	959,769	2.63	1,522,006	4.17	36,477,650
Consumer loans	61,650	2.26	920	0.03	4,299	0.16	66,870	2.45	2,724,648

Total	1,486,480	0.63	755,184	0.32	4,795,285	2.03	7,036,950	2.98	236,372,476

*	Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

Month-End Breakdown of Borrowings and Borrowing Rates

Breakdown of borrowings by lender				(amount in millions of yen)
	September 2005		September 2006		March 2006
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Indirect	98,355	67.84%	153,492	63.08%	131,521	62.03%
Bank	86,081	59.38%	98,768	40.59%	112,946	53.27%
Non-life insurance companies	1,279	0.88%	2,390	0.98%	1,981	0.93%
Other financial institutions	10,994	7.58%	52,333	21.51%	16,592	7.83%

Direct	46,620	32.16%	89,820	36.92%	80,491	37.97%

Total	144,976	100.00%	243,313	100.00%	212,013	100.00%

Borrowings by maturity					(amount in millions of yen)
	September 2005		September 2006		March 2006
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Short-term loan	7,640	5.27%	75,075	30.86%	49,700	23.44%
Long-term loan	137,335	94.73%	168,237	69.14%	162,313	76.56%
Long-term loan within 1year	57,142	39.41%	57,659	23.70%	50,301	23.73%
Long-term loan over 1year	80,193	55.31%	110,578	45.45%	112,012	52.83%

Total	144,976	100.00%	243,313	100.00%	212,013	100.00%

Borrowing rates			(%)
	September 2005	September 2006	Mach 2006
Indirect	1.77	1.62	1.46
Bank	1.72	1.52	1.45
Non-life insurance companies	2.37	1.60	1.84
Other financial institutions	2.04	1.80	1.46

Direct	1.24	1.03	0.90

Total	1.60	1.40	1.28

List of Investment Securities

						As of September 30, 2006 (amount: Yen)
Listed Companies	Code	# of Shares	Share Price	Book Value	Share Price	Carrying Value	Difference
Venture Link Co., Ltd.	9609	12,285,400	200	2,457,080,000	318	3,906,757,200	1,449,677,200
Raccoon Co., Ltd.	3031	500	17,204	8,602,428	735,000	367,500,000	358,897,572
IDU Co.	8922	5,200	198,758	1,033,544,000	255,000	1,326,000,000	292,456,000
Informate	2492	165	119,894	19,782,566	358,000	59,070,000	39,287,434
Risk Monster Co., Ltd.	3768	2,500	117,847	294,619,450	133,000	332,500,000	37,880,550
Tosei Fudosan Co., Ltd.	8923	1,500	82,176	123,264,000	106,000	159,000,000	35,736,000
Tokushima Bank Ltd.	8561	122,971	592	72,895,869	809	99,483,539	26,587,670
Fujitsu Business Systems Ltd.	8092	17,300	1,401	24,237,300	1,876	32,454,800	8,217,500
Gamepot Inc.	3792	30	24,335	730,050	179,000	5,370,000	4,639,950
Tenpos Busters Co., Ltd.	2751	496	136,742	67,824,245	137,000	67,952,000	127,755
The Bank of Kochi, Ltd.	8416	60,000	258	15,480,000	258	15,480,000	0
MOC Corp.	2363	800	39,000	31,200,000	39,000	31,200,000	0
Shinsei Bank Ltd.	8303	100,000	739	73,939,500	720	72,000,000	(1,939,500)
Aeria Inc.	3758	90	501,866	45,168,000	331,000	29,790,000	(15,378,000)
Kosaido Co., Ltd.	7868	1,887,000	1,060	2,000,220,000	750	1,415,250,000	(584,970,000)
Shinyei Kaisha	3004	7,275,000	400	2,912,774,646	287	2,087,925,000	(824,849,646)
Xinhua Finance Ltd.	9399	114,717	63,281	7,259,474,257	54,600	6,263,548,200	(995,926,057)

Subtotal	—	—	—	9,181,362,054	—	10,007,732,539	826,370,485

Non-listed Companies and Others	Book Value		Carrying Value	Difference
Number of individual issues: 157	12,516,986,380	—		0

*	Deemed securities are included.

Total	21,698,348,434	—	10,007,732,539	826,370,485

*	Above data represent investment securities held by NIS Group Co., Ltd., except shares of Venture Link Co., Ltd. held by NIS Lease Co., Ltd.